As filed with the Securities and Exchange Commission on August 11, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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240.14a-12.

LASERCARD CORPORATION

(Name of Registrant as Specified in Its Charter)

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i

LASERCARD CORPORATION
1875 N. Shoreline Blvd.
Mountain View, California 94043

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
Friday, September 22, 2006
2:00 p.m. Pacific Time

To the Stockholders:

The 2006 Annual Meeting of Stockholders of LaserCard Corporation (the “Company”) will be held in the Cyprus Room at Crowne Plaza Cabana Palo Alto, 4290 El Camino Real, Palo Alto, California, 94306, on Friday, September 22, 2006, at 2:00 p.m. Pacific time, for the following purposes:

1. to elect directors;

2. to ratify the selection of Odenberg Ullakko Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2007;

3. to approve an amendment to the 2004 Equity Incentive Compensation Plan to increase the number of shares reserved for issuance thereunder by 575,000;

4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on Wednesday, July 26, 2006 are entitled to notice of and to vote at this meeting and at any continuation, adjournment, or postponement thereof.

By Order of the Board of Directors
/s/ STEPHEN M. WURZBURG
Secretary

Mountain View, California
August 11, 2006

TABLE OF CONTENTS

Page
GENERAL	1

PROPOSAL 1: ELECTION OF DIRECTORS	3

PROPOSAL 2: RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS	8

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2004 EQUITY INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 575,000	8

EXECUTIVE COMPENSATION AND RELATED PARTY TRANSACTIONS	14

STOCK PERFORMANCE GRAPH	16

EQUITY COMPENSATION PLAN INFORMATION	18

COMPENSATION COMMITTEE REPORT ON FISCAL 2006 EXECUTIVE COMPENSATION	18

AUDIT COMMITTEE REPORT AND OTHER OUTSIDE ACCOUNTANT-RELATED MATTERS	20

MISCELLANEOUS MATTERS	22

OTHER MATTERS AND TIMELY PROPOSALS FOR THE 2006 ANNUAL MEETING	23

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS FOR THE 2007 ANNUAL MEETING	23

AVAILABILITY OF FORM 10-K	24

APPENDIX A NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER	25

APPENDIX B AUDIT COMMITTEE CHARTER	27

Voting Shares Held in Your Own Name

If your shares are held directly in your name on the company’s stock records maintained by its transfer agent, Mellon Investor Services LLC, you are receiving a LaserCard Corporation proxy card on which to vote. Whether or not you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope as promptly as possible. Postage is not needed if the envelope is mailed in the United States. If you attend the meeting, and so desire, you may withdraw your proxy and vote in person.

If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

Voting Shares Held in “Street Name”

If your shares are held by your broker (“street name”) on the company’s stock records, you are receiving a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States.

A number of brokers and banks participate in a program, provided through ADP Investor Communication Services, that offers telephone and Internet voting options to “street name” stockholders. Please check your voting instruction form to determine if you can use these voting methods.

“Street name” stockholders may attend the 2006 Annual Meeting and vote in person by contacting the broker or agent in whose name the shares are registered, to obtain a broker’s proxy showing the number of shares you owned beneficially on July 26, 2006. You must bring the broker’s proxy to the annual meeting in order to vote in person.

LASERCARD CORPORATION
1875 N. Shoreline Blvd.,
Mountain View, California 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 22, 2006

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of LaserCard Corporation, a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders of the Company, to be held in the Cyprus Room at Crowne Plaza Cabana Palo Alto, 4290 El Camino Real, Palo Alto, California, 94306, at 2:00 p.m. Pacific time on Friday, September 22, 2006. Only stockholders of record on Wednesday, July 26, 2006, will be entitled to vote. At the close of business on that date, the Company had outstanding 11,810,360 shares of common stock.

Stockholders are entitled to one vote for each share held. All duly executed proxy cards received prior to the meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

● FOR the election of the Board’s nominees as directors as set forth in this Proxy Statement;

● FOR the ratification of Odenberg Ullakko Muranishi & Co. LLP as the Company’s independent registered public accounting firm as set forth in this Proxy Statement;

● FOR the amendment to the 2004 Equity Incentive Compensation Plan to increase the shares reserved for issuance thereunder by 575,000 as set forth in this Proxy Statement;

In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, either an instrument revoking it or a duly executed proxy bearing a later date; by duly executing a proxy bearing a later date which is presented at the meeting; or by attending the meeting and electing to vote in person by ballot.

The required quorum for the transaction of business at the annual meeting is a majority of the shares entitled to vote, represented in person or by proxy. Shares that are duly voted “FOR,” “AGAINST,” or “ABSTAIN” on any matter are treated as being present at the meeting for purposes of establishing a quorum.

The Company intends to count abstentions with respect to any proposal as present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. The Company intends to count broker non-votes (which typically occur when shares held by brokers or nominees for beneficial owners are not voted on a particular matter due to the absence of instructions as to the particular matter from the beneficial owners and the absence of the authority for the broker or nominee to vote such shares as to such matter absent such instructions) for the purpose of establishing the presence or absence of a quorum for the transaction of business, but not as votes cast with respect to any proposal that may come before the meeting. That is, although they count for purposes of determining a quorum, shares which are not voted as to a matter, besides abstentions, such as broker non-votes or under other circumstances in which proxy authority is defective or has been withheld, are not deemed to be present or represented for the purposes of determining whether stockholder approval of that matter has been obtained. Broker non-votes would to this extent have no effect on the outcome of the election of directors or the vote on any proposal requiring a majority of shares present or in person represented by proxy at the meeting. Many brokers are subject to rules which prohibit them from voting on proposals such as Proposal 3 relating to equity compensation plans unless they receive specific instructions from the beneficial owner to vote on such matters but such rules do not prohibit them to vote in the election of directors and on proposals such as Proposal 2 related to ratification of our independent registered public accounting firm in the absence of such instructions if and as they choose.

This Proxy Statement is being mailed on or about August 14, 2006, to stockholders of record on July 26, 2006.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s By-Laws currently provide for a Board of Directors with seven authorized directors and the Company currently has seven directors. All directors are elected annually and serve a one-year term until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

The following seven persons were nominated by the Company’s Board of Directors upon recommendation of its Nominating and Corporate Governance Committee for election as directors: Bernard C. Bailey, Richard M. Haddock, Arthur H. Hausman, Donald E. Mattson, Dan Maydan, Albert J. Moyer, and Walter F. Walker. Christopher J. Dyball, currently a Company director and its Chief Operating Officer, did not seek re-nomination as a director so that the board size could remain seven (7) and Mr. Bailey, who has valuable industry experience, could be added as director. Mr. Bailey, who has been the CEO of Viisage Technology, Inc. (identity solutions for security credentials) for the past four years, has announced that he will be stepping down as CEO in connection with its planned merger with Identix. Dr. Dyball’s decision not to seek re-nomination also allows the Board of Directors to have only one employee director which the Board of Directors believes is better corporate governance. Dr. Dyball will remain a Company employee and its Chief Operating Officer. Certain biographical information about the nominees is set forth in the Security Ownership by Directors and Executive Officers table on pages 5, 6 and 7. The Board of Directors has determined that all of its current members and nominees other than Dr. Dyball and Mr. Haddock are “independent” as defined by applicable listing standards of The Nasdaq Stock Market and SEC rules. In order to separate the role of CEO and Chairman of the Board, Mr. Mattson was elected as Chairman of the Board.

As explained above, all proxies solicited hereby will be voted for the election of the seven nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card. If any nominee is unable or declines to serve as director at the time of the annual meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Board Meetings and Committees

The Board of Directors held eight meetings during fiscal year ended March 31, 2006. The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. During fiscal year 2006, the Audit Committee held eight meetings, the Compensation Committee held six meetings, and the Nominating and Corporate Governance Committee held one meeting. All directors attended in person or telephonically at least 75% of the meetings of the Board of Directors and of the committees on which such directors serve.  At the end of each regularly scheduled meeting, the outside independent members of the Board of Directors meet without the employee directors (currently Dr. Dyball and Mr. Haddock) present.

The Audit Committee is generally responsible for oversight on matters relating to financial accounting and reporting, internal controls, auditing, legal and regulatory compliance activities, and other matters as the Board of Directors deems appropriate. The Audit Committee’s role is limited to this oversight; it is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather the Company’s management is responsible for preparing the Company’s financial statements and the Company’s independent registered public accounting firm (“independent accountants”) is responsible for auditing those financial statements. The Audit Committee has the sole authority to appoint, retain, compensate, evaluate, and, where appropriate, replace the Company’s independent accountants. In addition, the Audit Committee has the sole authority to approve all auditing services and non-audit services to be provided to the Company and its subsidiaries by the independent accountants in advance of the provision of these services. The Audit Committee also approves the fees and terms of all non-audit services provided by the independent accountants and evaluates their independence. The Audit Committee currently is composed of four outside directors, namely Mr. Moyer, Chairman, and Messrs. Hausman, Mattson, and Walker, each of whom the Company believes to be qualified and “independent” as defined by The Nasdaq® Stock Market listing requirements.

The Audit Committee of our Board of Directors contains at least one “audit committee financial expert.” The name of the Audit Committee financial expert is Albert J. Moyer and the Board of Directors has determined that he is “independent” as that term is defined Item 7(d)(3)(iv) of Section 14A of the Securities and Exchange Act, as amended (the “Exchange Act”).

The Compensation Committee currently is composed of three outside independent directors, namely Mr. Hausman, Dr. Maydan, and Mr. Moyer. The Compensation Committee is responsible for approving the compensation of executive officers and of any other senior managers and key employees with respect to whose compensation the Chief Executive Officer seeks Compensation Committee input, and overseeing the Company’s 2004 Equity Incentive Compensation Plan (the “Incentive Plan”) and Employee Stock Purchase Plan except that the Compensation Committee shall recommend to the independent directors for their approval the compensation of the Chief Executive Officer.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors nominees for director, and reviewing and making recommendations to the Board of Directors with respect to candidates for director proposed by stockholders.  The Nominating and Corporate Governance Committee also periodically reviews and may recommend changes in the Company’s governance practices. The Nominating and Corporate Governance Committee currently is composed of three outside independent directors, namely, Mr. Walker, Mr. Mattson, and Dr. Maydan. The Nominating and Corporate Governance Committee has a written charter that has been approved by the Company’s Board of Directors. A copy of his charter is included as Appendix A to this Proxy Statement and is available on the Company’s website.

Directors Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. While the Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board, it also believes it is better corporate governance for a corporation the size of the Company to have the CEO be the only management team board member.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. Once identified, candidates are initially interviewed by the Chairman of the Nominating and Corporate Governance Committee and our Chief Executive Officer, and then by all members of the Nominating and Corporate Governance Committee and at least one additional officer of the Company and the Chairman of the Board.

The Nominating Committee will consider nominees proposed timely by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so by giving timely notice of the candidate’s name and qualifications in writing to the Secretary of the Company, 1875 North Shoreline Boulevard, Mountain View, CA 94043 and by otherwise complying with the procedures set forth in Section 2.13(b) of the Company’s bylaws. See “Stockholder Proposals and Board Nominations for the 2007 Annual Meeting.”

Board of Directors Interaction with Stockholders

The Company provides for a process for stockholders to communicate with the Board of Directors. Stockholders may send written communications to the attention of the Board of Directors, a specific Board member, or a specific committee, in care of LaserCard Corporation, Attention: Steven Larson, 1875 N. Shoreline Blvd., Mountain View, California 94043. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Mr. Larson will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Board Attendance at Annual Meetings

Although the Company does not have a formal policy regarding Board attendance at annual meetings of stockholders, all Board members are expected to attend. All members of the Board, except one, attended the 2005 annual meeting that was held on September 23, 2005.

Director Compensation

During fiscal year 2006, each non-employee director received an annual fee of $21,000 for serving as a director, the standard fee in effect since October 1, 2005. The Chairman of the Board received an additional $19,000.

The Chairman of each committee is paid an additional $10,000, $5,000, and $2,000 per year for serving on the Audit, Compensation, and Nominating and Corporate Governance Committees, respectively. Audit Committee members are paid an additional $5,000 per year. All retainer fees were prorated over 12 months.

The Company also pays each member no more than $7,500, $2,000, and $1,000 per year for meeting attendance on the Audit, Compensation, and Nominating and Corporate Governance Committees, respectively. Fees for meeting attendance were paid per meeting. Reasonable out-of-pocket expenses incurred by directors for performing services for the Company were also reimbursed.

The Company's 2004 Equity Incentive Compensation Plan provides for the automatic grant of an option to purchase 15,000 shares of the Company's common stock on the date any person first becomes a director. These grants to newly elected directors become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months and 48 months from the date of grant. The 2004 Equity Incentive Compensation Plan further provides that on the date of the Company's annual meeting, each non-employee director who has been a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted an option to purchase 6,000 shares of the Company's common stock. The option share grants to the re-elected directors in the past had been exercisable in full at the time of grant; starting with the upcoming annual meeting, they will instead vest over the next year in twelve equal monthly advance installments due to an amendment to the 2004 Equity Incentive Compensation Plan recently adopted by the Board of Directors. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's common stock on the date of grant.

Security Ownership of Directors and Executive Officers

The table below and on the following page contains information as of July 31, 2006, respecting the number of shares and percentage of the Company’s common stock beneficially owned by each of the Company’s seven directors, by the new nominee for director, by each named executive officer of the Company, and by all executive officers and directors as a group. The address of each beneficial owner listed in the table is c/o LaserCard Corporation, 1875 N. Shoreline Blvd., Mountain View, California 94043. Applicable percentages are based on 11,809,298 shares outstanding on July 31, 2006.

SECURITY OWNERSHIP BY DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

Name, Principal Occupation, and Other Directorships	Age	Director Since	Common Shares(1)	Percentage of Class(2)

ARTHUR H. HAUSMAN, Director Private investor. Retired Chairman, President and Chief Executive Officer of Ampex Corporation (manufacturer of professional audio-video systems, data/memory products and magnetic tape). Director of CalAmp Corp. (direct broadcast satellite product).	82	1981	74,392(5)	0.6

DONALD E. MATTSON, Director Private investor. Retired Senior Vice President and Chief Operating Officer of InVision Technologies, an explosives detection systems manufacturer, until its acquisition by GE (November 2000 to January 2005).	73	2005	9,750(7)	0.1

DAN MAYDAN, Director Retired. Retired President of Applied Materials, Inc. .(semiconductor manufacturing equipment) from January 1994 through April 2003. Director of Electronics for Imaging, Inc. (printing solutions) and numerous private companies. Member of Board of Trustees of PAMF (Palo Alto Medical Foundation) since 2003 and Board of Governors of Technion (Israel Institute of Technology). Member of the National Academy of Engineering.	70	1998	33,000(8)	0.3%

ALBERT J. MOYER, Director Private investor. Retired Executive Vice President and Chief Financial Officer of QAD Inc. (a publicly held software company and subsequently served as consultant to QAD). Previously Director of QAD, Inc. from 2000 - 2005. Director of Collectors’ Universe (collectibles markets), Inc., CalAmp Corp. (direct broadcast satellite products) and Virco Manufacturing Corp. (education furniture).	62	2005	9,750(9)	0.1%

WALTER F. WALKER, Director
President, CEO and Director (since 2001) of The Basketball
Club of Seattle, LLC, which owns the Seattle Sonics & Storm Basketball teams (NBA and WNBA basketball); formerly President (since 1994) of
Seattle SuperSonics NBA basketball team. Previously, was President
(in 1994) of Walker Capital, Inc. (money management firm) and Vice
President (from 1987 to 1994) of Goldman Sachs & Co. (investment banking firm). Director of Advanced Digital Information Corporation
(archival and backup data-storage peripherals). Member of the Institute of Chartered Financial Analysts (CFAs)
	51	1999	121,539(11)	1.0%

BERNARD C. BAILEY, Nominee for Director Chief Executive Officer and Director, Viisage Technology, Inc. (identity solutions for security credentials) since August 2002. Previously, from January 2001 through August 2002, Mr. Bailey served as the Chief Operating Officer of Art Technology Group (software). Between April 1984 and January 2001, Mr. Bailey served in various capacities at IBM Corporation, including several executive positions. A graduate of the U.S. Naval Academy, Mr. Bailey served for eight years as an officer in the US Navy.	52	N/A	0	0%

CHRISTOPHER J. DYBALL, Director and Executive Officer Chief Operating Officer (since November 2004). Formerly President from November 2004 through September 2005, Co-Chief Executive Officer from August 2003 through November 2004 and Executive Vice President from 1992 through November 2003.	55	2001	248,908(3)	2.1%

RICHARD M. HADDOCK, Director and Executive Officer Chief Executive Officer (since November 2004) and President (since September 2005). Previously Co-Chief Executive Officer from August 2003 through November 2004 and President and Chief Operating Officer from 1997 through November 2003.	54	2001	285,597(4)	2.4%

STEVEN G. LARSON, Executive Officer Vice President of Finance and Treasurer since 1987.	56		182,825(6)	1.5%

STEPHEN D. PRICE-FRANCIS, Executive Officer Vice President of Business Development (since November 2004) of LaserCard Corporation. Previously Director of Business Development of LaserCard Corporation. Previously Director of Business Development since 1999. Director of North American Security Products Organization; Past president, Advanced Card Technology Association of Canada (ACT Canada).	59		29,421(10)	0.3%

All executive officers and directors as a group (the 9 persons named above)			996,380(12)	7.9%

(1)
To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)	Includes 223,659 shares purchasable by exercise of option within 60 days.

(4)	Includes 259,750 shares purchasable by exercise of option within 60 days.

(5)	Includes 54,000 shares purchasable by exercise of option within 60 days.

(6)	Includes 170,727 shares purchasable by exercise of option within 60 days.

(7)	Includes 9,750 shares purchasable by exercise of option within 60 days.

(8)	Includes 33,000 shares purchasable by exercise of option within 60 days.

(9)	Includes 9,750 shares purchasable by exercise of option within 60 days.

(10)	Includes 27,212 shares purchasable by exercise of options within 60 days.

(11)	Includes 49,000 shares purchasable by exercise of option within 60 days. Does not include 1,000 shares owned by Mr. Walker's wife, as to which shares Mr. Walker disclaims any beneficial ownership.

(12)	Includes 836,848 shares purchasable by exercise of option within 60 days.

It is anticipated that each director (other than Dr. Dyball) and each executive officer will continue in his position, although there is no understanding or arrangement to that effect. Each director holds office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Each executive officer serves at the pleasure of the Board of directors. Each executive officer holds office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. There are no family relationships among any directors or executive officers of the Company.

Required Vote for Approval of Proposal 1 and Recommendation

The election of each nominee to the Board of Directors will require the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the meeting. The seven nominees for director who receive the most votes cast in their favor will be elected to serve as directors. With respect to the election of directors, stockholders may (1) vote “FOR” all seven nominees, (2) ”WITHHOLD” authority to vote for all such nominees, or (3) ”WITHHOLD” authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, broker non-votes and shares for which authority to vote has been withheld will have no effect on the outcome of the election.

The Board of Directors recommends a vote FOR election of the Company’s nominees.

PROPOSAL 2: RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, the Board of Directors has appointed Odenberg Ullakko Muranishi & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm (“independent accountants”) to audit the financial statements of the Company for the current fiscal year. OUM audited the Company’s financial statements for fiscal years 2006 and 2005.

Representatives of the firm of OUM are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of OUM as the Company’s independent accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors is submitting the selection of OUM to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change could be in the best interests of the Company and its stockholders.

Required Vote for Approval of Proposal 2 and Recommendation

Approval of the above proposal related to the ratification of the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the meeting and voting on the proposal. Stockholders may (1) vote “FOR,” (2) vote “AGAINST,” or (3) “ABSTAIN” from voting on Proposal 2. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of Proposal 2.

PROPOSAL 3:	APPROVAL OF AN AMENDMENT TO THE 2004 EQUITY INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 575,000

The Board of Directors recommends stockholder approval of an amendment to the 2004 Equity Incentive Compensation Plan (the “Incentive Plan”) to increase the total number of shares reserved for issuance thereunder by 575,000, from 937,359 shares to 1,512,359 shares. The 575,000 share increase would be added to the 119,210 shares that remained available for stock option grants as of July 31, 2006. The 575,000 shares increase represents approximately 5% of the Company’s 11,810,360 total outstanding shares as of the record date of July 26, 2006.

The Board of Directors believes that it is in the best interests of the Company to be able to continue to create equity incentives to attract and retain top quality employees and consultants, including officers and directors, and to provide these persons with an incentive to enhance stockholder returns.

The Board of Directors recommends a vote FOR election of the above proposal.

Summary of the Incentive Plan

Set forth below is a summary of the Incentive Plan, which is qualified in its entirety by the specific language of the Incentive Plan. A copy of the Incentive Plan is included as Appendix C to this proxy statement as filed electronically via EDGAR with the Securities and Exchange Commission. Alternatively, copy of the Incentive Plan is available without charge upon stockholder request to: Steven G. Larson, Vice President of Finance, LaserCard Corporation, 1875 N. Shoreline Blvd., Mountain View, California 94043.

Description of the Incentive Plan

The Incentive Plan provides for the grant of restricted share awards, options, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, with respect to shares of our Common Stock to directors, officers, employees and consultants of the Company and our subsidiaries. The Incentive Plan may be administered by the Compensation Committee of the Board of Directors (the “Committee”), which has complete discretion to select the participants and to establish the terms and conditions of each award, subject to the provisions of the Incentive Plan. Options granted under the Incentive Plan may be “incentive stock options” as deemed in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonqualified options. As of July 31, 2006, approximately 185 employees were eligible to be considered for the grant of options under the Incentive Plan.

The Board of Directors believes that the granting of equity compensation awards is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to our continued progress, which ultimately is in the interests of our stockholders.

Shares Subject to the Incentive Plan

As of July 31, 2006, a total of 937,359 shares of Common Stock have been reserved for issuance under the Incentive Plan, including 300,000 shares newly reserved when the Incentive Plan was adopted at the Company’s 2004 annual meeting, plus an aggregate of 235,234 shares that remained available for future grants under the prior Stock Option Plan (the “Prior Plan”) as of the Company’s 2004 annual meeting, plus an aggregate of 87,125 shares which were then subject to options outstanding under the Prior Plan but which have lapsed subsequently, plus 315,000 shares newly reserved at the Company’s 2005 annual meeting. Upon stockholder approval of this proposal, an additional 575,000 shares will be reserved for issuance under the Incentive Plan, for an aggregate of 1,512,359 shares. Any shares granted as options or stock appreciation rights are counted against this limit as one share for every one share granted. Any shares granted as awards other than options or stock appreciation rights are counted against this limit as two shares for every one share granted.

If any award granted under the Incentive Plan is forfeited or expires for any reason, then the shares subject to that award will once again be available for additional awards. Further, if in the future any outstanding option under the Prior Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional awards under the Incentive Plan.

As of July 31, 2006, (i) the number of shares subject to outstanding options, (ii) the range of exercise prices for these options, (iii) the weighted average per share exercise price, (iv) the weighted-average remaining life in years, (v) the number of shares issued upon exercise of options and (vi) the number of shares available for future grant under (A) the Incentive Plan and (B) all our equity compensation plans (including the Incentive Plan but excluding the Employee Stock Purchase Plan), whether or not approved by our stockholders, were as follows:

	Shares Subject to Outstanding Options	Range of Exercise Prices	Weighted- Average Per Share Price	Weighted- Average Remaining Life in Years	Number of Shares Issued Upon Exercise	Number of Shares Available for Further Grant

Incentive Plan	766,804	$6.05 to $22.46	$11.19	5.3	766,804	118,484

All Plans	2,278,443	$6.05 to $22.75	$12.95		2,278,443	119,210

Because option grants under the Incentive Plan are subject to the discretion of the Committee, subsequent awards under the Incentive Plan for the current year are indeterminable except that on September 22, 2006, assuming that the amendment to the Incentive Plan is approved and the following individuals are either elected as director or continue in office, as the case may be, each of the five re-elected outside directors would receive 6,000 options; Bernard Bailey, the newly elected director, would receive 15,000 options; and the executive officers would be granted an aggregate of 47,500 shares (18,750 for Mr. Haddock, 12,500 for Dr. Dyball, 10,000 for Mr. Larson, and 6,250 for Mr. Price-Francis). Future option exercise prices under the Incentive Plan are also indeterminable because the prices will be based upon the fair market value of the Common Stock on the date of grant. During the fiscal year ended March 31, 2006, the following persons or groups had in total, received options to purchase shares of Common Stock under the Incentive Plan as follows, each with an exercise price per share equal to the fair market value of the Company’s Common Stock the date of the grant:

Name	Number of Shares
Arthur H. Hausman	6,000
Donald E. Mattson	6,000
Dan Maydan	6,000
Albert J. Moyer	6,000
Walter F. Walker	6,000
Christopher J. Dyball	65,000
Richard M. Haddock	75,000
Steven G. Larson	45,000
Stephen D. Price-Francis	35,000
All current executive officers as a group (4 persons)	220,000
All current outside directors as a group (5 persons)	30,000
All employees, including all current officers who are not executive officers	218,800

None of the executive officers and outside directors received options under the Prior Plan during the fiscal year ended March 31, 2006.

Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the Incentive Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the Incentive Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Nonstatutory stock options also may be granted without regard to any restriction on the amount of Common Stock to which the option may first become exercisable in any calendar year. Repricing, or reducing the exercise price of a stock option or stock appreciation right is not permitted without stockholder approval. On August 1, 2006, the closing price for the Common Stock on The Nasdaq Stock Market was $12.29 per share.

Subject to the limitations contained in the Incentive Plan, options granted under the Incentive Plan will become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable. Any options that were not exercisable on the date of termination of employment immediately terminate at that time. Any options that are exercisable on the date of termination will remain exercisable only in accordance with the option agreement. Options granted under the Incentive Plan may not be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock).

Non-Employee Director Options

The Incentive Plan provides for the automatic grant of an option to purchase 15,000 shares of the Company’s common stock on the date a person who is not a Company employee or consultant first becomes an outside director. These grants to newly elected outside directors become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months, and 48 months from the date of grant. The Incentive Plan further provides that on the date of the Company’s annual meeting each outside director who has been a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, be automatically granted an option to purchase 6,000 shares of the Company’s common stock. The option share grants to the re-elected outside directors in the past had been exercisable in full at the time of grant; starting with the upcoming annual meeting, they will instead vest over the next year in twelve equal monthly advance installments due to an amendment to the Incentive Plan recently adopted by the Board of Directors. The exercise price for options granted to newly elected outside directors and re-elected outside directors is the fair market value of the Company’s common stock on the date of grant. As of March 31, 2006, 66,000 shares are subject to outstanding options granted to non-employee directors under the Incentive Plan.

Restricted Share Awards and Stock Units

Restricted stock is a share award that may be conditioned upon continued employment or the achievement of performance objectives. The terms of any restricted share award under the Incentive Plan will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. The Committee will determine the terms and conditions of any restricted stock agreements, which need not be identical. Shares may be awarded under the Incentive Plan in consideration of services rendered prior to the award, without a cash payment by the grantee.

Under the Incentive Plan, the Committee may also grant stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the attainment of certain conditions established by the Committee. No cash consideration is required of the recipient. Recipients of stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Section 162(m)

So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the Incentive Plan limits the number of shares that may be subject to awards to individual participants to no more than 100,000 shares in any twelve-month period except that this limit is increased to 200,000 shares during the first year that a participant is hired or retained.

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award:

• Cash flow	• Earnings per share
• Earnings before interest, taxes and amortization	• Return on equity
• Total stockholder return	• Share price performance
• Return on capital	• Return on assets or net assets
• Revenue	• Income or net income
• Operating income or net operating income	• Operating profit or net operating profit
• Operating margin or profit margin	• Return on operating revenue
• Return on invested capital	• Market segment shares
• Sales	• Customer satisfaction

To the extent that an award under the Incentive Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Committee.

Notwithstanding satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award upon satisfaction of the performance criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines. However, in no event may the Committee increase the amount payable upon satisfaction or completion of the performance criteria to a person subject to the Section 162(m) limitations.

Administration

The Committee, which is made up entirely of independent directors, will administer the Incentive Plan. The Committee will select employees and consultants, including officers and directors, who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Incentive Plan, establish the terms, conditions and other provisions of the awards. The Committee may interpret the Incentive Plan and establish, amend and rescind any rules relating to the Incentive Plan. The Committee may delegate to a secondary committee of directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers, and may delegate certain administrative or ministerial functions under the Incentive Plan to an officer or officers.

Amendment to or Termination of the Incentive Plan

The Board of Directors may at any time amend, alter, suspend or terminate the Incentive Plan. No amendment, alteration, suspension or termination of the Plan will impair the rights of any party, unless mutually agreed otherwise between the party and the Committee. Termination of the Incentive Plan will not affect the Committee’s ability to exercise the powers granted to it under the Incentive Plan with respect to awards granted under the Incentive Plan prior to the date of such termination. The Incentive Plan is effective until August 9, 2014, that is ten years from the date of its approval by the Board of Directors, unless sooner terminated.

Since the 2004 Plan was adopted, the board has adopted amendments providing that (1) the number of available shares in the 2004 Plan be reduced by the number of shares covered by a stock appreciation right which is settled in shares and by the number shares covered by an option for which there is a net exercise (rather than the number of shares actually issued), (2) the number of shares available in the Plan be reduced by the twice the number of restricted shares awarded, (3) that restricted stock grants have at least one-year vesting if they also include performance conditions and vesting over at least three years if they do not include performance conditions, (4) eliminating a provision that could have been read to allow outstanding stock options to be cancelled or modified in exchange for a stock award, and (5) amending the vesting of the 6,000 share follow-on options granted to board members upon their re-election so that the vesting is delayed to be in twelve monthly advance installments with the first on their date of grant instead of being fully-vested at grant.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our Common Stock or any similar event affecting our Common Stock, the Committee shall adjust the number and kind of shares available for grant under the Incentive Plan, and subject to the various limitations set forth in the Incentive Plan, the number and kind of shares subject to outstanding awards under the Incentive Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of the Company on outstanding stock options, stock appreciation rights, restricted share awards and stock units granted under the Incentive Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the Incentive Plan. Such agreement shall provide for the continuation of outstanding awards if we are the surviving corporation, assumption of outstanding awards by the surviving corporation, substitution by the surviving corporation of its own awards for outstanding awards under the Incentive Plan, accelerated expiration of outstanding awards which may or may not be accompanied by accelerated vesting, or settlement of outstanding awards in cash. The Company’s current guidelines with respect to the impact of a merger or other reorganization of the Company are specified below under the heading “Employment Contracts, Termination of Employment and Change in Control Agreements.” The Incentive Plan also provides in the event of a merger or other reorganization of the Company for the accelerated vesting in full of the automatic 15,000 and 6,000 share grants to outside directors.

Certain Federal Income Tax Consequences

Incentive stock options granted under the Incentive Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options granted under the Incentive Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

The Company is generally entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Required Vote for Approval of Proposal 3 and Recommendation

Approval of the above proposal related to the approval of amendment of the 2004 Incentive Plan to increase the number of shares by 575,000 will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the meeting voting on the proposal. Stockholders may (1) vote “FOR,” (2) vote “AGAINST,” or (3) ”ABSTAIN” from voting on Proposal 3. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of Proposal 3.

EXECUTIVE COMPENSATION AND RELATED PARTY TRANSACTIONS

Compensation of Executive Officers

The Summary Compensation table below discloses the total compensation awarded to, earned by, or paid to each of the four persons who have served as the Company's executive officers for the three fiscal years ended March 31, 2006, for services rendered in all capacities to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
	Fiscal			Securities Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Grants (#)	Compensation(1)
Richard M. Haddock	2006	$332,690	$241,713	75,000	$4,583
President & Chief Executive Officer	2005	363,352	—	—	3,423
(since November 30, 2004)	2004	318,176	—	—	—

Christopher J. Dyball	2006	$323,821	$182,918	65,000	$4,542
Chief Operating Officer	2005	364,475	—	—	3,423
(since November 30, 2004)	2004	314,408	—	—	—

Steven G. Larson	2006	$256,598	$137,842	45,000	$3,857
Vice President of Finance	2005	265,453	—	—	3,293
and Treasurer	2004	250,150	—	—	—

Steven D. Price-Francis	2006	$163,998	$96,685	35,000	$2,443
Vice President of	2005	46,444	—	—	697
Business Development (2)

(1)	Represents the Company’s matching contribution on behalf of these individuals in the Company’s 401(k) Plan.

(2)	Stephen D. Price-Francis was named Vice President, Business Development of LaserCard Corporation on December 2, 2004. His compensation shown is since that date.

Stock Option Grants to Executive Officers

The stock option table below discloses the total stock options granted to the Company's four executive officers during the fiscal year ended March 31, 2006.

STOCK OPTION GRANTS TO EXECUTIVE OFFICERS
	Individual Grants
	Number of	Percent of Total
	Securities	Options Granted to			Potential Realizable Value at Assumed
	Underlying Options	Employees in Fiscal	Exercise or Base		Annual Rates of Stock Price
Name	Granted	Year (2)	Price/Share	Expiration Date	Appreciation for Option Term (1)
					5%	10%
Richard Haddock	75,000	16.0% (3)	$6.045	5/24/2015	$285,125	$722,563
Christopher Dyball	65,000	13.9% (3)	$6.045	5/24/2015	$247,109	$626,221
Steven Larson	45,000	9.6% (3)	$6.045	5/24/2015	$171,075	$433,538
Stephen Price-Francis	35,000	7.5% (3)	$6.045	5/24/2015	$133,058	$337,196

(1) These columns show the hypothetical gains that could be realized from exercise of the granted options based on an assumed annual appreciation rate of the market price of our stock of 5% and 10% over the ten-year term of the options. Potential realizable value is disclosed in response to SEC rules that require such disclosure for illustration only and does not reflect our estimate of future stock price appreciation. Annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year). If the price of our common stock were to increase at such rates from the closing price at our 2006 fiscal year-end, which was $22.50 per share, over the next ten years, the resulting stock prices at 5% and 10% appreciation would by $36.65 and $58.36, respectively. The values disclosed are not intended to be, and should not be, interpreted by stockholders as representations or projections of the future value of the Company's stock or of the stock price.

(2) Percent of total options granted calculated using fiscal year 2006 option grants of 468,800.

(3) These options are exercisable over a four year period, with 25% exercisable one year from the date of grant and the balance exercisable in quarterly installments thereafter.

Aggregated Option Exercises and Options Held by Executive Officers

The following table sets forth the value of options exercised by the Company's executive officers during the fiscal year ended March 31, 2006 and remaining options held at fiscal year end.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Haddock	5,000	$25,550	228,500	87,500	$1,990,840	$1,290,500
Christopher Dyball	—	—	235,200	77,500	$2,094,576	$1,126,400
Steven Larson	10,190	$88,602	150,727	53,750	$1,278,916	$780,275
Stephen Price-Francis	—	—	22,462	36,688	$227,361	$586,959

______________________

(1)	Market value of underlying securities (based on the fair market value of the Company's common stock on The Nasdaq Stock Market) at the time of their exercise, minus the exercise price.

(2)
Market value of securities underlying in-the-money options at fiscal year end (based on $22.455 per share, the average of the high and low market prices of the Company's common stock on The Nasdaq Stock Market on the last day of the Company’s fiscal year) minus the exercise price.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee.

The Compensation Committee currently is composed of three outside directors, Mr. Hausman, Dr. Maydan, and Mr. Moyer. The Compensation Committee is responsible for approving the salaries of executive officers (including the Chief Executive Officer), and the salaries of certain other employees, and overseeing the Company’s Prior and Incentive Plans and Employee Stock Purchase Plan.

Certain Relationships and Related Transactions

Since October 21, 2001, the Company contracted with Wexler & Walker Public Policy Associates, a unit of Hill and Knowlton, Inc., (“Wexler”) to be lobbyists on behalf of the Company. The Chairman of Wexler is Robert S. Walker, a brother of director Walter F. Walker. In October 2002, the agreement was extended for the period October 1, 2002 through September 2003 or until terminated upon seven days’ notice. The extended agreement provides for a monthly retainer of $10,000 and there have been multiple purchase orders, the most recent of which has remaining services through September 2006 in the aggregate amount of $61,000.  In addition, additional services are separately billed under purchase orders, the most recent of which was for the period from March 2006 through July 2006 in the aggregate amount of $25,000.  The Company paid Wexler $142,082 during fiscal year 2006, $206,000 during fiscal year 2005, and $151,000 during fiscal year 2004. As of March 31, 2006, $10,012 was due to Wexler.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

None of the Company’s executive officers has an employment or severance arrangement with the Company although the Company is in the process of negotiating such agreements with its officers. If such agreements are consummated prior to the annual meeting, they will be described in a Current Report on Form 8-K. Under the terms of the Prior and Incentive Plans, the Board of Directors and/or Compensation Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options granted previously under the Incentive Plan and Stock Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

●	permitting optionees no less than 30 days to exercise the vested portion of their options;

●
having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

●
providing for vesting of 100% of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

The Incentive Plan also provides in the event of a merger or other reorganization of the Company for the accelerated vesting n full of the automatic 15,000 and 6,000 share grants to outside directors.

STOCK PERFORMANCE GRAPH

In the following stock performance graph, the cumulative total return on investment for the Company’s common stock over the past five fiscal years is compared with the Russell 2000 Stock Index (“Russell 2000”) and the University of Chicago Center for Research in Security Prices (CRSP) Total Return Index for the Nasdaq Stock Market Electronic Components industry group (“Nasdaq Electronic Components”). The Russell 2000 is a benchmark index for small capitalization stocks. The Nasdaq Electronic Components index is used because the majority of the Company’s revenues currently are derived from the sale of optical recording media (optical memory cards). The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 2001, and that any dividends were reinvested.

The stock performance graph was plotted using the following data:

	Fiscal Year Ended March 31,
	2001	2002	2003	2004	2005	2006
LaserCard Corporation	$100.00	$180.79	$116.56	$107.07	$40.03	$180.87
Russell 2000	100.00	113.98	83.25	136.39	143.77	180.93
CRSP Nasdaq Electronic Components	100.00	108.62	56.50	95.49	79.70	87.97

PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS.

Pursuant to Securities and Exchange Commission regulations, this chart is not “soliciting material”, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows information as of March 31, 2006, with respect to equity compensation plans under which equity securities of the Company are authorized for issuance. The Company’s equity compensation plans, consisting of the Company’s prior Stock Option Plan, 2004 Equity Incentive Compensation Plan, and Employee Stock Purchase Plan, are approved by security holders.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,943,673	$12.20	483,276 (1)

Equity compensation plans not approved by security holders (Nasdaq exemption Rule No. 4350(i)(1)(A))	135,824 (2)	$13.81	—

___________
(1)
Includes 61,517 shares reserved as of March 31, 2006 for future purchases by employees through payroll deductions under the Company’s Employee Stock Purchase Plan, which is available to all regular employees who work a minimum of 30 hours per week and who have completed six months of employment with the Company and 421,759 shares under the 2004 Equity Incentive Compensation Plan.

(2)
Includes options to purchase 120,000 shares of common stock granted to six key employees of the acquired German subsidiaries and warrants to purchase 15,824 shares of common stock granted to the placement agent in our December 2003 private placement.  See Notes 6 and 9 of Notes to Financial Statements for a description of our equity compensation plans that do not require the approval of and have not been approved by our stockholders.  Excludes warrants outstanding as of March 31, 2006, to purchase 158,233 shares of common stock issued to investors in our December 2003 private placement.

COMPENSATION COMMITTEE REPORT ON FISCAL 2006 EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Form 10-K, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

Committee Independence. The Board of Directors has established Compensation Committee which is composed entirely of outside directors who are not officers or employees of the Company and who are independent. The Committee reports to the Board of Directors on its activities. The current members of the Committee are Arthur H. Hausman (Chairman), Dan Maydan, and Albert J. Moyer. Under its charter adopted by the Board of Directors, the Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to recommend to the independent directors for their approval the compensation of the Chief Executive Officer (the “CEO”), taking into account his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; and review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of non-employee directors.

Compensation Philosophy. The Company's compensation practices are intended to provide total compensation opportunities that are competitive with the pay practices of similar, high-technology companies. The goal of these compensation practices is to enable the Company to attract, retain and motivate superior performing officers and employees and to align compensation with the Company’s business objectives and performance. This is accomplished through a combination of base salary, cash bonuses and stock options. The Company believes that its compensation philosophy closely aligns employee interests with those of its stockholders and provides incentives for management to strive to increase stockholder value and contribute to the long-term success of the Company.

Base Salary. The annual base salaries paid to the Company's four executive officers were decreased during fiscal 2006 as the Company instituted the bonus plan described below designed to be a meaningful element of executive officer compensation if the performance of the Company and individual officer merited. The Compensation Committee annually reviews and recommends to the independent directors the base salary level for the CEO, based on industry practice, competitive factors, prior experience, technical and administrative ability, position and responsibility, corporate performance, individual contribution, recommendations of executive management, in-depth knowledge of the Company and its technology and similar factors. The Committee annually discusses with the CEO his similar analysis of the base salary of the other executive officers in deciding whether to approve the CEO’s recommendation of the salaries of the other executive officers. Consistent with the Company’s current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

Bonus Compensation. In the past, cash bonuses were occasionally awarded to executive officers and management employees based upon criteria such as pre-tax, pre-bonus Company earnings and licensing revenues, with various adjustments. No bonuses were awarded to executive officers for fiscal 2003, 2004 and 2005. In fiscal 2006, the Company established a bonus plan that provides for bonuses to be awarded to executive officers and key employees based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the executive officers and key employees. The Company’s performance objectives include operating, strategic and financial goals considered critical to the Company’s short and long term goals. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of successful companies against which the Company competes in hiring and retaining key employees.

Stock Option Grants. Stock options are granted to a broad range of the Company's employees, including executive officers and outside directors receive automatic option grants. These awards are made to recruit, retain and motivate the employees and outside directors and to align their personal financial interests with those of the Company’s stockholders. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term. During fiscal 2004 and 2005 no options were granted to the executive officers. The decision was made in fiscal 2006 that option grants should be a major component of the compensation package of executive officers. Therefore, in fiscal 2006, the Company granted options which were larger than it would otherwise have granted had the executive officers possessed substantial unvested options from prior grants.

CEO Compensation.   The Committee uses the same procedures described above in recommending to the independent directors regarding the annual salary, bonus, and stock option awards for the CEO. The Committee determines the CEO’s compensation based on objective data synthesized to competitive ranges following a statistical analysis and subjective policies and practices, including assessment of the CEO’s achievements, and a review of compensation paid to CEOs of competitive companies. The Committee believes that the CEO’s salary and bonus plan reflects the CEO’s achievements and is comparable to the cash compensation offered to CEOs of competitive companies. The Committee believes the CEO’s option award, considered in combination with the number of unvested options held, reflects his performance and overall contribution to the Company, and the need to have unvested options for retention purposes, and is comparable to the equity compensation paid to CEOs of competitive companies.

Conclusion.   As a significant portion of the Company’s compensation program is linked to Company performance, the Committee believes that compensation is closely tied to increases in long-term stockholder value.

Compliance with Internal Revenue Code Section 162(m). The provisions of Section 162(m) of the Internal Revenue Code do not currently affect any of the Company's executive officers. Section 162(m) imposes a $1 million annual limit on the amount of compensation deductible by the Company with respect to each executive officer employed as of the last day of the applicable year. While the Company will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility would not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments would not be deductible under Section 162(m).

Compensation Committee
Arthur H. Hausman (Chairman)
Dan Maydan
Albert J. Moyer

AUDIT COMMITTEE REPORT AND OTHER OUTSIDE ACCOUNTANT-RELATED MATTERS

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Form 10-K, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

The Audit Committee is comprised of the four outside directors listed below, each of whom qualifies as “independent” under the current listing requirements of NASDAQ and one of whom, Albert Moyer, is an “audit committee financial expert” for purposes of the SEC’s rules. The Audit Committee acts pursuant to a written charter which was most recently amended as of March 31, 2006, a copy of which is attached to this Proxy Statement as Appendix B. On behalf of the Board of Directors, the Audit Committee retains the Company’s independent accountants, reviews the arrangements for and scope of the audit by the Company’s independent accountants and reviews their independence, and oversees generally the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee of LaserCard Corporation hereby reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

(2) The Audit Committee has discussed with Odenberg Ullakko Muranishi & Co. LLP (“OUM”), the Company’s independent accountants for fiscal 2006, the matters required to be discussed by SAS 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and any other required communications.

(3) The Audit Committee has received from and discussed with OUM the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

(4) Based in part on the representation, review, and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also approved, subject to stockholder ratification, the selection of the Company’s independent accountants.

Audit Committee
Albert J. Moyer (Chairman)
Arthur H. Hausman
Donald E. Mattson
Walter F. Walker

Audit and Non-Audit Fees

The following table shows the aggregate fees billed to the Company by its previous independent accountants, KPMG LLP (“KPMG”) and by its current independent accountants, Odenberg Ullakko Muranishi & Co. LLP (“OUM”), in the case of audit fees for services rendered for fiscal years 2006 and 2005 and in the case of other fees, billed in such fiscal year for such services.

	2006	2005
Description of Fees	OUM	KPMG	OUM
Audit Fees	$376,250	$147,532	$398,532
Audit-Related	9,068	66,471	—
Tax Fees	—	5,725	—
All Other Fees	—	—	—

•
Audit Fees:  Includes fees associated with the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act of 2002, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with the our Form S-8 and S-3 filings, assistance and review with other documents we filed with the SEC.

•	Audit-Related Fees: Audit-related services principally include employee benefit plan audits and due diligence services.

•	Tax Fees: Includes fees for tax compliance (tax return preparation assistance), general tax planning, tax-related services on acquisition, and international tax consulting.

•	All Other Fees: The Company was not billed by OUM or KPMG for other services.

All audit and non-audit fees were approved by the Audit Committee. The Company’s policy on auditor independence does not permit the employment of its independent auditor for material non-audit related services, except for the following: services which are incidental and directly related to audit activities, tax related activities and tax planning on behalf of the Company. The Audit Committee considered whether the provision of services other than the audit services is compatible with maintaining the auditors’ independence.

Pre-Approval Policies and Procedures

It is the Company’s policy that all non-audit services to be performed by the Company’s independent auditor be approved in advance by the Audit Committee. The Company’s policy on auditor independence requires that, prior to engaging the independent auditor in any non-audit related activity other than that specifically authorized by the Company’s policy on auditor independence, Company management report to the Audit Committee the nature of the proposed activity, including the reasons why (i) it is necessary or beneficial to the Company to use the independent auditor to engage in such activity, and (ii) the steps being taken to ensure that the engagement of the independent auditor in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the rules and regulations of the Nasdaq Stock Market, on which the Company’s securities are listed. In order for the Company to engage the independent auditor in the proposed activity, the Company must obtain Audit Committee approval.

Information Regarding Change of Independent Accountants

KPMG LLP (“KPMG”) served as the Company’s independent accountants for the fiscal year ended March 31, 2004. On December 14, 2004, KPMG resigned as the Company’s independent accountants due to the unanticipated staffing constraints. The report of KPMG on the Company’s consolidated financial statements as of and for the fiscal year ended March 31, 2004, not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended March 31, 2004, and for the period from April 1, 2004, through December 14, 2004, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the foregoing disclosures relating to the time period KPMG was the Company’s independent accountant and requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG’s letter dated December 20, 2004, is filed as Exhibit 16.1 to the Company’s Report on Form 8-K dated December 14, 2004, which was filed by the Company on December 20, 2004.

MISCELLANEOUS MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company typically files these reports on behalf of its directors and officers, based on information provided by them. The Company believes, based on its review of Forms 3, 4, 5, if any, and periodic written representations from reporting persons, that all officers, directors, and holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements for the 2006 fiscal year. The SEC’s filings database website at:

http://www.sec.gov/cgi-bin/browse-edgar?company=&CIK=30140&filenum=&State=&SIC=&owner=include&action=getcompany contains the electronic filings of Forms 3, 4, and 5 of the Company’s directors and executive officers. Alternatively, the Company’s website, www.lasercard.com, provides a hypertext link to these SEC Section 16(a) filings.

Principal Stockholders

The table below, based upon information supplied by the principal stockholders, shows the name, address, number of shares held, nature of ownership and percentage of shares held as of July 26, 2006 by the persons or entities known to or believed by the Company to own beneficially more than 5% of the outstanding common stock. Applicable percentages are based on 11,734,255 shares outstanding on July 26, 2006.

BENEFICIAL OWNERSHIP BY PRINCIPAL STOCKHOLDERS

Name and Address of Beneficial Owner American Century Companies, Inc. Twentieth Century Tower 4500 Main St., 4th Floor, Kansas City, MO 64111	Common Shares (1) 640,399	Percent of Class 5.5%
_____________________

(1)
Based on a Form 13-F filed on May 15, 2006, by American Century Companies, Inc. in its capacity as investment manager as to holdings as of March 31, 2006. According to that form, the stockholder named in this table has sole voting power with respect of 573,656 of the shares and shared voting power with respect to 66,743 shares, and “defined” investment power with respect to all of the shares indicated as beneficially owned. The Form 13-F was also filed on behalf of American Century Investment Management, Inc. also acting as an investment manager.

Code of Ethics

The Company has adopted a code of ethics that applies to all Company employees. A copy of this code of ethics is accessible free of charge on the Company’s Internet website for investor relations (www.lasercard.com). Information contained on the Company’s website is not part of this report.

Proxy Cost and Solicitation

Proxies may be solicited by mail, in person, by telephone, or by other methods. Solicitations may be made by directors, officers, and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of common stock they hold of record. The Company will reimburse these record holders for clerical and mailing expenses incurred by them in forwarding these materials to their customers.

The Company has engaged The Proxy Advisory Group, LLC (“PAG”) to assist in the solicitation of proxies and provide related advice and informational support for services fee and the reimbursement of its customary out-of-pocket expenses that are not expected to exceed $13,000 in the aggregate. The cost of soliciting proxies on behalf of the Board of Directors for the annual meeting is being borne by the Company. Costs incidental to these solicitations include expenditures for printing, postage, legal, soliciting, and related expenses and could include accounting and other consulting services in addition to the fees and costs of PAG described above.

OTHER MATTERS AND TIMELY PROPOSALS FOR THE 2006 ANNUAL MEETING

The Company’s management does not intend to bring any business before the meeting other than the matters referred to in the accompanying Notice. However, if any other matters are properly presented at the meeting, all proxies solicited hereby will be voted in accordance with the discretion of the proxy holders. The proxy holders will be deemed to have discretionary authority to vote on the following matters, among others: (a) approval of the minutes of the 2005 Annual Meeting (but without ratification of the actions taken at that meeting); (b) election of a substitute for any nominee who is unable or for good cause will not serve as a director of the Company; and (c) all matters incident to the conduct of the meeting.

Pursuant to the Company’s By-Laws, proposals or nominations submitted by any person other than the Company’s Board of Directors, received by the Company after May 25, 2006, are considered untimely and will not be submitted for approval of the stockholders at the 2006 Annual Meeting.

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS FOR THE 2007 ANNUAL MEETING

A stockholder proposal or board nomination not included in the Company’s proxy statement for the 2007 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal or board nomination in writing to the Secretary of the Company at the principal executive offices of the Company (presently 1875 North Shoreline Boulevard, Mountain View, CA 94043) and otherwise complies with the provisions of the Company’s By-Laws. In accordance with Sections 2.13(b) and 2.13(c) of the Company’s By-Laws, in order to be timely submitted for the 2007 Annual Meeting, the Company must have received the stockholder’s notice or nomination not less than 120 days prior to the meeting; however, if less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the tenth day following the day on which notice of the date of the meeting is mailed to stockholders of record or public disclosure of the date of the meeting occurs. Public disclosure of the date of the meeting is deemed to have occurred if the annual meeting is held on the meeting date specified in the Company’s By-Laws, which would be September 21, 2006. Therefore, to be timely, the stockholder’s notice must be received by the Company no later than May 24, 2006.

Under Section 2.13(b) of the Company’s bylaws, any notification of intent to nominate a person as a candidate for director must contain the following information: (i) the name and address of each proposed nominee, (ii) the principal occupation of each proposed nominee, (iii) the number of shares (if any) of capital stock of the corporation owned of record or beneficially by each proposed nominee, (iv) the name and residence address of the notifying stockholder, (v) the number of shares of capital stock of the corporation owned by the notifying stockholder, (vi) whether the proposed nominee has ever been convicted of or pleaded Nolo Contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt, and (vii) any other information relating to such nominee that is required to be disclosed in a proxy statement soliciting proxies for the election of directors or is otherwise required to be provided by the stockholder pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. The notification shall (1) be signed by the nominating stockholder and by each nominee, (2) be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee, and (3) confirm the accuracy of all of the above-described information contained in the notice. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his or her instructions, the Inspector(s) of Election shall disregard all votes cast for each such nominee.

Under Section 2.13(c) of the Company’s bylaws, any notification of intent to submit a proposal must disclose (i) the name and address(es) of the person or group advancing the proposal, (ii) the number of shares of stock in the corporation owned of record or beneficially by the proposing stockholder, (iii) any material interest of such person or persons, or of persons affiliated with them, in the proposal, and (iv) such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

AVAILABILITY OF FORM 10-K

Upon request, the Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, including the financial statements, schedules, and list of exhibits. The Company will furnish exhibits to the Annual Report on Form 10-K to any requesting stockholder for a reasonable fee per page. The request for the Annual Report and/or its exhibits must include a written representation by the stockholder that as of July 26, 2006, the stockholder was entitled to vote at the Annual Meeting. Please send requests to: Steven G. Larson, Vice President of Finance, Corporate Office, LaserCard Corporation, 1875 N. Shoreline Blvd., Mountain View, California 94043. Alternatively, the Company’s 10-K and other SEC filings are posted on the Company’s website, “www.lasercard.com” which also has a hypertext link to the SEC’s website at “www.sec.gov/edgar/searchedgar/companysearch.html” for filings under the Company’s CIK code which is 30140.

APPENDIX A

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

LASERCARD CORPORATION

Composition

This Charter governs the operations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be comprised of such number of directors as determined by the Board of Directors.

The members of the Nominating and Corporate Governance Committee shall be elected by the Board of Directors annually and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Nominating and Corporate Governance Committee may designate a Chair. All members of the Nominating and Corporate Governance Committee shall satisfy the independence requirements of the Nasdaq stock market.

Statement of Policy

The Nominating and Corporate Governance Committee shall provide assistance to the Board of Directors in overseeing corporate governance, and shall make recommendations to the Board of Directors regarding a slate of persons for the Board of Directors to nominate (or direct be nominated) for election to the Board of Directors at the annual stockholders meeting.

Procedures

The Corporation’s bylaws provide rules and procedures for the functioning of the Board of Directors and its committees, including the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may use those services of such counsel, search and recruiting firms, experts, or advisors as it believes to be desirable and appropriate, including at its discretion those persons regularly utilized by the Company or those persons not utilized by the Company. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons utilized by the Committee and for ordinary administrative expenses of the Nominating and Corporate Governance Committee that are necessary or appropriate in carrying out its duties.

Processes

The following shall be the principal recurring processes of the Nominating and Corporate Governance Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Nominating and Corporate Governance Committee may alter or supplement them as appropriate. For purposes below, the term “Committee” means any committee of the Board of Directors.

1. As provided in the Corporation’s bylaws, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors a slate of nominees for election to the Board of Directors at the annual stockholders meeting. In addition, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors nominees to fill any vacancy created on the Board of Directors. The Nominating and Corporate Governance Committee shall have sole authority to retain and terminate any search or recruiting firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.  The Nominating and Corporate Governance Committee shall assist the Board of Directors to determine whether proposed nominations for director at the annual stockholders meeting made by Corporation stockholders are timely and properly submitted. When and as appropriate, the Nominating and Corporate Governance Committee would consider and recommend to the full Board of Directors whether any individual member of the Board of Directors should be removed for cause in accordance with the Corporation’s certificate of incorporation, bylaws, and applicable laws.

2. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors membership of Committees following the annual stockholders meeting.

3. The Nominating and Corporate Governance Committee shall periodically review, in consultation as desired with the Corporation’s outside counsel, the Corporation’s corporate governance practices, including whether the Corporation is operating in compliance with the restrictions imposed upon the Corporation through the Corporation’s certificate of incorporation, bylaws, or applicable laws.

4. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors changes in the Corporation’s corporate governance practices, including (a) changes to the Corporation’s certificate of incorporation or bylaws, such as the domicile of the Corporation and its stockholder rights plan, (b) changes in the manner of conduct or frequency of meetings of the Board of Directors or any Committees, (c) changes to the size or composition of the Board of Directors or any Committees, (d) creation of additional or elimination of existing Committees, (e) changes to the responsibilities and charters of existing Committees and content of the proposed charter for a Committee in formation, and (f) other changes to improve individual Director, Committee, and Board of Director effectiveness which may be based on such assessments as the Nominating and Corporate Governance Committee deems appropriate to conduct or oversee.

5. The Nominating and Corporate Governance Committee shall recommend to the Board, with the input of management, a carrier for director and officer liability insurance and the liability limits and scope of coverage of any such resulting policy. The Nominating and Corporate Governance Committee shall recommend to the Board, with the input of management, any proposed change to the form of indemnification agreements for officers and directors.

Reports

The Nominating and Corporate Governance Committee may, as it desires, prepare or cause the preparation of a report for inclusion in the Corporation’s annual proxy statement.

The Committee shall submit any recommendations for changes to the Nominating and Corporate Governance Committee Charter to the full Board of Directors for approval.

The Nominating and Corporate Governance Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

Reliance on Information Provided

In adopting this Nominating and Corporate Governance Committee Charter, the Board of Directors acknowledges that the Nominating and Corporate Governance Committee members may not be legal experts and are not providing any expert or special assurance as to the Corporation’s legal compliance. Each member of the Nominating and Corporate Governance Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Nominating and Corporate Governance Committee and the accuracy and completeness of the corporate governance and other information provided to the Nominating and Corporate Governance Committee by such persons or organizations absent actual knowledge to the contrary.

Dated Effective and Last Amended: August 9, 2004

APPENDIX B

LASERCARD CORPORATION

CHARTER OF THE

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

This Charter of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of LaserCard Corporation, a Delaware California corporation (the “Company”), was adopted by the Board on March 31, 2006.

I. PURPOSE

The purpose of the Committee shall be to:

A.    provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements and internal controls by the Company’s independent public registered accounting firm (“independent auditor”);

B.    assist the Board in the oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s performance, qualifications and independence; and (iv) the performance of the Company’s internal audit function, if any;

C.    prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and

D.    provide to the Board such information and materials as it may deem necessary to  make the Board aware of financial matters requiring the attention of the Board.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

II. STRUCTURE AND OPERATIONS

A. Composition and Qualifications

The Committee will consist of at least three (3) members of the Board. Members of the Committee must meet the following criteria (as well as any criteria required by the SEC, The Nasdaq Stock Market, Inc. (“Nasdaq”), and rules adopted by the SEC (the “SEC Rules”) or by Nasdaq (“NASD Rules”)):

1.    each member must be determined by the Board to satisfy the requirements for independence set out in: (i) Section 4200(a)(15) of the NASD Rules and (ii) the criteria provided in Rule 10A-3(b)(l) of the Securities and Exchange Act of 1934;

2.     each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years;

3.     each member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. in accordance with the audit committee requirements of the NASD Rules;

4.     at least one (1) member must committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities in accordance with the audit committee requirements of the NASD Rules; and

5.    at least one (1) member determined by the Board to be a financial expert as defined in SEC Rules unless the Company discloses in its proxy statement that it does not have a financial expert serving on the Committee and explains why.

B. Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee serve at the discretion of the Board and may be removed, with or without cause, by a majority vote of the Board.

C. Chairman

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

D. Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee which may be comprised of one or more Committee members.

E. Use of Consultants

The Committee may, at the corporation’s expense, retain and terminate any independent counsel, experts, consultants and other advisors as the Committee may deem appropriate, and the Committee shall have the sole authority to approve any such advisor’s fees and other retention terms.

F. Compensation

Members and the Chairman of the Committee shall receive such fees, if any, for their service as Committee members and Chairman as may be determined by the Board. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

III. MEETINGS

The Committee shall meet at least four (4) times annually, or more frequently as circumstances require. The Committee may establish its own meeting schedule. The Chairman of the Board or any member of the Committee may call meetings of the Committee. Meetings of the Committee may be held telephonically.

The Committee will meet separately and periodically with the Chief Executive Officer and separately and periodically with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Committee, without Company management present, will meet separately and periodically with the internal auditors, if any, and separately and periodically with the independent auditor of the Company, at such times as it deems appropriate, but not less than quarterly.

All directors that are not members of the Committee may attend meetings of the Committee but may not vote. The Committee may request any Board member, officer, or employee of or consultant to the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee, and shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate to carry out its responsibilities.

The Committee will report its activities and actions to the Board on a regular basis and maintain minutes or other records of meetings and activity of the Committee, which minutes will be filed with the minutes of the meetings of the Board.

IV. RESPONSIBILITIES AND DUTIES

Outlined below are certain common recurring activities and responsibilities that the Committee may choose to carry out in effecting its purpose as stated in Section I of this Charter. This list of responsibilities is presented for illustrative purposes and is not intended to be required or exhaustive; the Committee may alter or supplement this list as it deems appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard. The failure of the Committee to carry out any of these activities and responsibilities, except those required of the Committee by law, regulation, or listing standard, is not meant in any manner to reflect upon whether the Committee has carried out its responsibilities; the Committee may choose not to carry out certain of such not-required activities and responsibilities or to conduct such additional activities as the Committee in its sole discretion deems appropriate in light of the Company’s business, financial, or management circumstances or legislative, regulatory, legal or other conditions. The Committee shall also fulfill such other responsibilities as are delegated to it from time to time by the Board.

A.	Review and Reporting Procedures

1. review: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles or practices as suggested by management or the independent auditor; (ii) major issues as to the adequacy of the Company’s internal controls and any special compensating procedures or audit steps adopted in light of material control deficiencies, including significant deficiencies and material weaknesses in the Company’s internal control over financial reporting; (iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

2. discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly unaudited financial statements and review the Company’s disclosures under “Controls and Procedures” and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Annual Report on From 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC and, with respect to the annual financial statements, the appropriateness and quality of accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements;

3. discuss, generally, with management and the independent auditor, the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies, provided, however, that the Audit Committee need not discuss in advance each instance in which the Company may provide earnings guidance except that if an earnings guidance news release is issued, such release shall be discussed in advance with the Chairman of the Committee or in the event of his or her unavailability, another Committee member;

4. discuss policies with respect to risk assessment and risk management, including: (i) the guidelines and policies governing the process used by the Company’s CEO and senior management to access and manage the Company’s exposure to risk including fraud; and (ii) the major financial risk exposures and the steps management has taken to monitor and control such exposures;

5. report regularly to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and the performance of the Company’s internal audit function;

6. review the independent financial statement and internal control audit by: (i) reviewing the independent auditor’s proposed audit scope and approach and any changes proposed thereto; (ii) discussing with management and the Company’s independent auditor the financial statements, the Company’s internal control over financial reporting, and the audit findings, including any significant adjustments, management judgments and accounting estimates, critical accounting policies, significant new accounting policies and disagreements with management, any deficiencies, significant deficiencies, or material weaknesses, and any other matters described in SAS No. 61 and 90; and (iii) reviewing reports submitted to the Committee by the independent auditor in accordance with applicable SEC Rules;

7. conduct a post-audit review of the financial statements and financial statement and internal control audit findings, including any suggestions for improvements provided to management by the independent auditor, and management’s response to such suggestions;

8. direct the Company’s independent auditor to review before filing with the SEC the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

9. review before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

10. recommend to the Board whether to include the annual audited financial statements in the Company’s annual report on Form 10-K;

11. review and discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company’s internal controls over financial reporting (including any significant deficiencies, material weaknesses and significant changes in internal controls reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Company’s internal controls), (b) the results of the internal control audit by the independent auditor, and (c) the effectiveness of the Company’s disclosure controls and procedures; and

12. review and discuss with management and the independent auditor (i) any material financial or non-financial arrangements that do not appear on the Company’s financial statements, (ii) any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and that are relevant to an understanding of the Company’s financial statements, and (iii) material financial risks that are designated as such by management or the independent auditor.

13. review with management and consult with outside legal counsel as deemed appropriate as to legal and regulatory matters that may have a material impact on the Company’s financial statements, related Company compliance policies and programs, and reports received from regulators.

B. Independent auditor

1. appoint, remove, compensate, retain and oversee the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, with the independent auditor reporting directly to the Committee;

2. obtain and review, at least annually, a report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits by the independent auditor, and any steps taken to deal with such issues; and (iii) all relationships between the independent auditor and the Company;

3. review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor, including taking into account the opinions of management and the Company’s internal auditors;

4. set clear hiring policies for employees or former employees of the independent auditor;

5. consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, there should be regular rotation of the audit firm itself and presenting its conclusions with respect to the independent auditor to the full Board;

6. review with the independent auditor any audit problems or difficulties and management’s response, including a regular review of any difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management as well as the responsibilities, budget and staffing of the Company’s internal audit function;

7. review in advance and pre-approve, explicitly, audit and permissible non-audit services provided to the Company by the independent auditor, except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals only if such approvals are presented to the Committee at a subsequent meeting;

8. review the report by the independent auditor, which is required by Section 10A of the Securities Exchange Act of 1934, concerning: (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) any other material written communications between the independent auditor and the Company’s management; and

9. review the qualifications and independence of the independent auditor, including: (i) obtaining and discussing with the independent auditor on a periodic (no less than annual) basis a formal written statement from the independent auditor delineating all relationships between and all services with the Company that may impact independence, as defined by applicable standards and Nasdaq and SEC Rules, consistent with Independence Standards Board Standard 1; (ii) presenting this statement to the Board; and (iii) to the extent there are relationships or services, working with the Board to take any appropriate action to oversee the independence of the independent auditor.

C. Regulatory Compliance and Other Matters

1. provide an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC Rules;

2. establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters, which shall also apply to violations of the Code of Ethics that involve accounting or auditing matters which are reported to the Committee;

3. determine the appropriate funding for payment of: (i) compensation to the independent auditor engaged to prepare or issue an audit report or perform other audit, review or attest services for the Company; (ii) compensation to any independent legal, accounting or other advisors retained by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee necessary and appropriate for the performance of its duties; and

4. oversee compliance with SEC Rules for disclosure of the independent auditor’s services, the Committee’s charter, and Committee member’s identity, qualifications, and activities;

D. Clarification

While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

V. ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner, as it deems appropriate.

APPENDIX C

LaserCard Corporation

2004 Equity Incentive Compensation Plan

(As Amended by the Board on August 2, 2006, subject to approval by Stockholders on September 22, 2006 as to the Section 5(a) amendment)

LASERCARD Corporation
2004 Equity Incentive Compensation Plan
- i -

LASERCARD Corporation
2004 Equity Incentive Compensation Plan
- ii-

(a) Basic Limitation	6
(b) Individual Award Limitation	6
(c) Additional Shares	7
SECTION 6. RESTRICTED SHARES	7
(a) Restricted Stock Agreement	7
(b) Payment for Awards	7
(c) Vesting	7
(d) Voting and Dividend Rights	7
(e) Restrictions on Transfer of Shares	7
SECTION 7. TERMS AND CONDITIONS OF OPTIONS	7
(a) Stock Option Agreement	7
(b) Number of Shares	7
(c) Exercise Price	8
(d) Withholding Taxes	8
(e) Exercisability and Term	8
(f) Exercise of Options Upon Termination of Service	8
(g) Effect of Change in Control	8
(h) Leaves of Absence	8
(i) No Rights as a Stockholder	8
(j) Modification, Extension and Renewal of Options	8
(k) Restrictions on Transfer of Shares	9
SECTION 8. PAYMENT FOR SHARES	9
(a) General Rule	9
(b) Surrender of Stock	9
(c) Services Rendered	9
(d) Cashless Exercise	9
(e) Exercise/Pledge	9
(f) Other Forms of Payment	9
(g) Limitations under Applicable Law	9
SECTION 9. STOCK APPRECIATION RIGHTS	9
(a) SAR Agreement	9
(b) Number of Shares	9
(c) Exercise Price	9
(d) Exercisability and Term	10
(e) Effect of Change in Control	10
(f) Exercise of SARs	10
(g) Modification or Assumption of SARs	10
SECTION 10. STOCK UNITS	10
(a) Stock Unit Agreement	10
(b) Payment for Awards	10
(c) Vesting Conditions	10
(d) Voting and Dividend Rights	10
(e) Form and Time of Settlement of Stock Units	11
(f) Death of Recipient	11
(g) Creditors’ Rights	11
SECTION 11. TRANSFERABILITY; PERFORMANCE GOALS	11
(a) Transferability	11
(b) Performance Goals	11
SECTION 12. ADJUSTMENT OF SHARES	11
(a) Adjustments	11

LASERCARD Corporation
2004 Equity Incentive Compensation Plan
-iii-

(b) Dissolution or Liquidation	12
(c) Reorganizations	12
(d) Reservation of Rights	12
SECTION 13. DEFERRAL OF AWARDS	12
SECTION 14. AWARDS UNDER OTHER PLANS	13
SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES	13
(a) Effective Date	13
(b) Elections to Receive NSOs, Restricted Shares or Stock Units	13
(c) Number and Terms of NSOs, Restricted Shares or Stock Units	13
SECTION 16. LEGAL AND REGULATORY REQUIREMENTS	13
SECTION 17. WITHHOLDING TAXES	13
(a) General	13
(b) Share Withholding	14
SECTION 18. NO EMPLOYMENT RIGHTS	14
SECTION 19. DURATION AND AMENDMENTS	14
(a) Term of the Plan	14
(b) Right to Amend or Terminate the Plan	14
(c) Effect of Termination	14
SECTION 20. EXECUTION	15

LASERCARD Corporation
2004 Equity Incentive Compensation Plan
-iv-

LaserCard Corporation

2004 Equity Incentive Compensation Plan

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on August 9, 2004, subject to stockholder approval, which was effective on October 1, 2004 (the “Effective Date”). The plan is a successor to the Company’s Amended and Restated Stock Option Plan (the “Prior Plan”). As of the Effective Date, no further awards shall be made under the Prior Plan. However, the provisions of the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plan in accordance with its terms. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a)    “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b)   “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c)   “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d)    “Change in Control” shall mean the occurrence of any of the following events:

(i)    A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)    Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)    Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii)       Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)      The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv)      The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e)         “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

(f)         “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g)         “Company” shall means LaserCard Corporation, a Delaware corporation.

(h)         “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(i)         “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j)         “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

(k)         “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(l)         “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i)         If the Stock was traded over-the-counter in the United Sates on the date in question but was not traded on The United States Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the United States OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal United States automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii)        If the Stock was traded on The United States Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The United States Nasdaq Stock Market;

(iii)       If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv)       If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m)         “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n)         “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o)         “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p)         “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q)         “Optionee” shall mean an individual or estate who holds an Option or SAR.

(r)         “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(s)         “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t)         “Participant” shall mean an individual or estate who holds an Award.

(u)        “Plan” shall mean this 2004 Equity Incentive Compensation Plan of LaserCard Corporation, as amended from time to time.

(v)         “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w)         “Restricted Share” shall mean a Share awarded under the Plan.

(x)         “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y)         “SAR” shall mean a stock appreciation right granted under the Plan.

(z)         “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa)         “Service” shall mean service as an Employee, Consultant or Outside Director.

(bb)         “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(cc)         “Stock” shall mean the Common Stock of the Company.

(dd)         “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee)         “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff)        “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg)        “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh)        “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

(a)    Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the United States Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the United States Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)    Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c)    Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)         To interpret the Plan and to apply its provisions;

(ii)        To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)       To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)       To determine when Awards are to be granted under the Plan;

(v)       To select the Offerees and Optionees;

(vi)       To determine the number of Shares to be made subject to each Award;

(vii)      To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price or Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii)    To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(ix)       To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be adversely affected;

(x)         To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)        To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)       To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)      To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement; and

(xiv)      To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a)         General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b)         Automatic Grants to Outside Directors.

(i)         Each Outside Director who first joins the Board of Directors on or after the Effective Date shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase 15,000 Shares (subject to adjustment under Section 12) on the Effective Date or, if later, on his or her appointment or election to the Board of Directors.

(ii)        As of the date of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring on the Effective Date, each Outside Director who is not eligible for the grant of an initial option under Section 4(b)(i) and who has been elected or reelected or is continuing to serve as a member of the Board of Directors as of the adjournment of such meeting shall receive an Option to purchase 6,000 Shares (subject to adjustment under Section 12), provided that such Outside Director has served on the Board of Directors for the immediately preceding six-month period.

(iii)       Each Option granted under Section 4(b)(i) shall vest and become exercisable as to one fourth of the Shares at the end of the 12th full calendar month following the date the Option was granted and as to an additional 1/4th of the Shares at the end of each subsequent twelve-month period following the date the Option was granted; provided, however, that each such Option shall become fully vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service (unless otherwise provided by the Board in the Outside Director’s Nonstatutory Option agreement). Each Option granted under Section (4)(ii) shall vest and become exercisable in twelve equal monthly installments, each as to one twelfth of the Shares, starting on the date the Option was granted and ending on eleven-month anniversary of such date; provided, however, that each such Option shall become fully vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service (unless otherwise provided by the Board in the Outside Director’s Nonstatutory Option agreement).

(iv)       The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(v)         All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the tenth anniversary of the date of grant of such Options, (B) the first anniversary of the date of termination of such Outside Director’s Service by reason of death or Total and Permanent Disability, (C) the date three months after the termination of such Outside Director’s Service for any reason other than death or Total and Permanent Disability, or (D) the first anniversary of the Outside Director’s death during the three-month period specified in Section 4(b)(v)(C); provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service for any reason shall terminate immediately and may not be exercised. The Board may also provide for earlier termination in the Outside Director’s Nonstatutory Option agreement.

(c)         Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d)         Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e)         Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person (and therefore that may be subject to ISOs granted under the Plan).

SECTION 5. STOCK SUBJECT TO PLAN.

(a)         Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be subject to Awards granted under the Plan (and therefore that may be subject to ISOs granted under the Plan) shall not exceed one million one hundred ninety thousand (1,190,000) Shares, plus any Shares remaining available for grant of awards under the Prior Plan on the Effective Date (including Shares subject to outstanding options under the Prior Plan on the Effective Date that are subsequently forfeited or terminate for any other reason before being exercised and unvested Shares that are forfeited pursuant to such Prior Plan after the Effective Date). Any Shares granted as Options or SARs shall be counted against this limit as one (1) Share for every one (1) Share granted. In these regards, the number of Shares counted against this limit shall be reduced by the number of Shares covered by an SAR which is settled in Shares and by the number Shares covered by an Option for which there is a net exercise or withholding in Shares (rather than the number of Shares actually issued). Any Shares granted as Awards other than Options or SARs shall be counted against this limit as two (2) Shares for every one (1) Share granted. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)         Individual Award Limitation. Subject to the provisions of Section 12, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any consecutive twelve-month period that relate to more than 100,000 Shares; provided, however, that this limit shall be increased to 200,000 Shares for grants in the first twelve months of the Participant’s Service.

(c)         Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units (multiplied by two) shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a)         Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b)         Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services; provided that payment may not be made by delivery of a promissory note. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c)         Vesting. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement; provided, however, that an Award of Restricted Shares will have at least one-year vesting if such Award includes performance conditions and if the Award does not include performance conditions, vesting no more rapidly than pro rata installments over three years from the date the Award is made, other than upon the death, disability or retirement of the Participant or with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs, in each case as specified in the agreement evidencing such Award. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)         Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)         Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a)         Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b)         Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c)         Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)         Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)         Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of Option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)         Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)         Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)         Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i)         No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(j)         Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares.. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Optionee at a lower exercise price or reduce the exercise price of an outstanding Option.

(k)         Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. PAYMENT FOR SHARES.

(a)         General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(f) below.

(b)         Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)         Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)         Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)         Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)         Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules; provided that payment may not be made by delivery of a promissory note.

(g)         Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a)         SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b)         Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)         Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d)         Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)         Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)         Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)         Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the SAR to the Optionee at a lower exercise price or reduce the exercise price of an outstanding SAR.

SECTION 10. STOCK UNITS.

(a)         Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b)         Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)         Vesting Conditions. Each Award of Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement; provided, however, that an Award of Stock Units will have at least one-year vesting if such Award includes performance conditions and if the Award does not include performance conditions, vesting no more rapidly than pro rata installments over three years from the date the Award is made, other than upon the death, disability or retirement of the Participant or with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs, in each case as specified in the agreement evidencing such Award. Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)         Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e)        Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f)         Death of Recipient. Any Stock Unit Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Unit Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)         Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. TRANSFERABILITY; PERFORMANCE GOALS

(a)         Transferability. Except to the extent determined by the Committee, no Award shall be assigned or transferred by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by such Participant or his or her guardian or legal representative.

(b)         Performance Goals. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) sales, (r) unit openings or (s) customer satisfaction ("Qualifying Performance Criteria"). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. The Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

SECTION 12. ADJUSTMENT OF SHARES.

(a)         Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i)         The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii)        The limitations set forth in Section 5(a) and (b);

(iii)       The number of Shares covered by each outstanding Option and SAR;

(iv)       The Exercise Price under each outstanding Option and SAR; or

(v)        The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b)         Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)         Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i)         The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)        The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)       The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)       Full acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

(v)         Settlement of the full value of the outstanding Awards in cash or cash equivalents (including deferred compensation pending vesting) followed by cancellation of such Awards.

(d)         Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of any outstanding Award, including the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a)         Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b)         Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c)         Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15.  PAYMENT OF DIRECTOR’S FEES IN SECURITIE.

(a)         Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b)         Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c)         Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES.

(a)         General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)         Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a)         Term of the Plan. The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)         Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)         Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

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SECTION 20. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

LaserCard Corporation By ____________________________________ Name __________________________________ Title ___________________________________

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE
Please mark your votes as indicated in X
The Board of Directors recommends a vote this example FOR all of the nominees listed below.
FORAGAINST ABSTAIN
ITEM 1. — Election of DirectorsTEM 2. — Ratification of the Company’s Independent Registered Public Accounting Firm.
Nominees: The Board of Directors recommends a vote FOR Item 2.
WITHHELDFOR ALL
(01) Bernard C. Bailey FOR ALLNOMINEESFORAGAINST ABSTAIN
(02) Richard M. Haddock ITEM 3. — Approval of an Amendment to the 2004 Equity Incentive Compensation Plan to (03) Arthur H. Hausman Increase the Number of Shares Reserved thereunder by 575,000
(04) Donald E. Mattson The Board of Directors recommends a vote FOR Item 3. (05) Dan Mayan
(06) Albert J. Moyer ITEM 4. — OTHER MATTERS. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before (07) Walter F. Walker the meeting or any adjournment, continuation, or postponement thereof.

Withheld for the nominees you list below. (Write that nominee’s name THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED in the space provided below.)STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED
FOR THE ELECTION OF DIRECTORS, FOR PROPOSALS 2 and 3 AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING. Signature(s) Date  , 2006Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by the authorized person. FOLD AND DETACH HEREWHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE, AND RETURNTHIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.THANK YOU. Vote by Internet or Telephone or Mail24 Hours a Day, 7 Days a Week Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet Telephone Mail http://www.proxyvoting.com/lcrd1-866-540-5760Mark, sign and date Use the Internet to vote your proxy. OR Use any touch-tone telephone to OR your proxy card Have your proxy card in hand when vote your proxy. Have your proxy and return it in the you access the web site. card in hand when you call. enclosed postage-paid envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

LaserCard Corporation

This Proxy Is Solicited On Behalf Of The Board Of Directors For The Annual Meeting To Be Held On September 22, 2006

The undersigned hereby appoints Richard M. Haddock and Steven G. Larson, or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of LaserCard Corporation held of record by the undersigned on Wednesday, July 26, 2006, at the Annual Meeting of Stockholders to be held in the Cyprus Room at Crowne Plaza Cabaña Palo Alto, 4290 El Camino Real, Palo Alto, California 94306, on Friday, September 22, 2006, at 2 p.m. Pacific time, or any continuation, adjournment, or postponement thereof.

(Continued and to be marked, dated, and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. YOU MAY REVOKE THIS PROXY AT ANY TIMEPRIOR TO ITS EXRCISE, OR YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.